EXHIBIT 99.1

HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

DEBT SECURITIES RATING

                                       Standard          Moody's
                                       & Poor's        Investors
                                    Corporation          Service      Fitch, Inc.
--------------------------------------------------------------------------------
At June 30, 2002
--------------------------------------------------------------------------------
Household Finance Corporation
   Senior debt                                A               A2               A
   Senior subordinated debt                  A-               A3              A-
   Commercial paper                         A-1              P-1             F-1

Household Bank (Nevada) N.A.
   Senior debt                                A               A2               A
--------------------------------------------------------------------------------

                                       29